UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2013

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification No.
1-9513	CMS ENERGY CORPORATION (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-2726431

1-5611	CONSUMERS ENERGY COMPANY (A Michigan Corporation) One Energy Plaza Jackson, Michigan 49201 (517) 788-0550	38-0442310

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Due to the partial settlement agreement described in Item 8.01 below, CMS Energy Corporation’s management is supplementing its handout used at investor meetings today through May 9, 2013. A copy of the supplemental slide to the CMS Energy Corporation handout to be used at the meetings is furnished as Exhibit 99.1 to this report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 8.01. Other Events.

On May 7, 2013, Consumers Energy Company and the parties in its electric rate case submitted a partial settlement agreement to the Michigan Public Service Commission (“MPSC”) that, if approved by the MPSC, would increase Consumers Energy Company’s retail electric rates by $89 million annually. The settlement was based upon the non-precedential resolution of various issues, including a 10.3% rate of return on common equity, the use of the “50-25-25” cost of service allocation method for transmission and production costs, and the exclusion from rate base of any unamortized balance of environmental clean-up costs, to the extent such balances exist.

The parties agreed that none of the ratemaking adjustment mechanisms requested by Consumers Energy Company in the electric rate case would be approved as part of the settlement. In addition, the parties agreed that the major maintenance expense deferral mechanism adopted by the MPSC in the June 7, 2012 Order in Case No. U-16794 will be terminated upon the issuance of an MPSC Order approving this settlement agreement.

Consumers Energy Company had, under the provisions of Michigan law, previously self-implemented a retail electric rate increase effective in March 2013 in the annual amount of $110 million. The settlement agreement requires Consumers Energy Company to file an application, within 60 days of the issuance of a MPSC Order approving this settlement agreement, to refund the difference in total revenues collected through application of the self-implemented rates and the total revenues that would have been collected through application of the rates set forth in this settlement agreement.

This settlement agreement does not cover certain specified issues relating to the Advanced Metering Infrastructure program.

The filed settlement agreement was signed by 12 of the 14 parties. The remaining two parties have indicated they do not plan to object to the settlement.

For more information and to obtain a copy of the settlement agreement please visit the MPSC’s website at: http://efile.mpsc.state.mi.us/efile/viewcase.php?casenum=17087.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Supplemental Slide to the CMS Energy Corporation handout

This Form 8-K contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy Corporation’s Form 10-K and Consumers Energy Company’s Form 10-K each for the Year Ended December 31, 2012 and as updated in CMS Energy Corporation’s and Consumers Energy Company’s Forms 10-Q for the Quarter Ended March 31, 2013. CMS Energy Corporation’s and Consumers Energy Company’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy Corporation’s and Consumers Energy Company’s results to differ materially from those anticipated in such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

CMS ENERGY CORPORATION

Dated: May 7, 2013	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

CONSUMERS ENERGY COMPANY

Dated: May 7, 2013	By:	/s/ Thomas J. Webb
Thomas J. Webb
Executive Vice President and
Chief Financial Officer

Exhibit Index

99.1 Supplemental Slide to the CMS Energy Corporation handout